UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

BIORESTORATIVE THERAPIES, INC.
 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 22, 2015

To the Stockholders of BioRestorative Therapies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BioRestorative Therapies, Inc., a Delaware corporation (the “Company”), will be held on December 22, 2015 at 90 Merrick Avenue, 9th Floor, East Meadow, New York, at 4:00 p.m., local time, for the following purposes:

1.	To elect one Class I director to hold office until the 2018 Annual Meeting of Stockholders.

2.
To approve  amendments to the Company’s 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 1,000,000 to 2,250,000.

3.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

4.
To authorize the adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any of the foregoing proposals.

5.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on October 29, 2015 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available electronically to the Company’s stockholders of record as of the close of business on October 29, 2015 at www.proxyvote.com.

Mark Weinreb
Chief Executive Officer

Melville, New York
November 12, 2015
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747
____________________________

PROXY STATEMENT
____________________________

EXPLANATORY NOTE

All references in this proxy statement to numbers of shares of common stock and per share information give retroactive effect to the 1-for-50 reverse split of our shares of common stock effected as of April 15, 2013 and the 1-for-20 reverse split of our shares of common stock effected as of July 7, 2015.

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being mailed or made available to all stockholders of record at the close of business on October 29, 2015 in connection with the solicitation by our Board of Directors of proxies to be voted at the 2015 Annual Meeting of Stockholders to be held on December 22, 2015 at 4:00 p.m., local time, or any adjournment thereof.  Proxy materials for the 2015 Annual Meeting of Stockholders were mailed or made available to stockholders on or about November 12, 2015.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:

(i)	FOR the nominee named in the proxy to our Board of Directors.

(ii)
FOR the proposal to approve amendments to our 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 1,000,000 to 2,250,000.

(iii)	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

(iv)
FOR the proposal to adjourn the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any of the foregoing proposals.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. The ratification of the selection of our independent registered public accounting firm is a routine matter. Each remaining proposal is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for a substitute or alternate nominee to the Board. In the event that any other matter should come before the meeting or the nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on October 29, 2015 was 2,971,462.  The shares of common stock are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  The holders of one-third of the shares of common stock outstanding as of the close of business on October 29, 2015, or 990,488 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

With regard to the election of the director, votes may be cast in favor or withheld. The director shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being one nominee, if the nominee receives one or more votes, he will be elected as a director. Shares of common stock as to which a stockholder withholds voting authority in the election of the director and broker non-votes will not be counted as voting thereon and therefore will not affect the election of the nominee receiving a plurality of the votes cast.

Stockholders may expressly abstain from voting on Proposals 2, 3 and 4 by so indicating on the proxy. Abstentions are counted as present in the tabulation of votes on Proposals 2, 3 and 4. Since Proposals 2, 3 and 4 require the affirmative approval of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopy or email without special compensation.

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2014 and 2013 by our (i) principal executive officer and (ii) all other executive officers, other than our principal executive officer, whose total compensation for the 2014 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”):

Name and Principal		Salary				Bonus				Option Awards		All Other Compensation				Total
Position	Year	Earned		Waived		Earned		Waived		Earned		Earned		Waived		Earned		Waived
Mark Weinreb,	2014	$450,000	(1)	$-		$225,000	(3)	$-		$1,097,000	(4)	$34,400	(1)	$-		$1,806,400	(1)	$-
Chief Executive Officer	2013	$360,000	(2)	$240,000	(2)	$-	(3)	$300,000	(3)	$50,550	(4)	$14,400	(2)	$25,000	(2)	$424,950		$565,000	(2)
Francisco Silva,	2014	$230,000		$-		$25,000		$-		$283,558	(4)	$-		$-		$538,558		$-
VP of Research and Development	2013	$230,000		$-		$-		$-		$20,220	(4)	$-		$-		$250,220		$-
Mandy Clyde,	2014	$118,000		$-		$-		$-		$86,825	(4)	$-		$-		$204,825		$-
VP of Operations	2013	$118,000		$-		$-		$-		$16,176	(4)	$-		$-		$134,176		$-
___________________
(1)

Of the aggregate $1,806,400 earned during 2014, $1,097,000 represents the grant date value of non-cash stock-based compensation awards, irrespective of the vesting period of those awards. Of the $709,400 earned cash compensation, $135,122 and $221,681 were paid in cash during 2014 and 2015 (prior to the date of this proxy statement), respectively, and $354,656 remains unpaid. All Other Compensation represents $14,400 of automobile allowance paid to, and $20,000 of unpaid vacation for, Mr. Weinreb in 2014.

(2)
Of the aggregate $989,950 payable for services rendered during 2013, (a) $240,000, $300,000 and $25,000 in salary, bonus and unpaid vacation, respectively, were waived by Mr. Weinreb and (b) $50,550 represents the grant date value of non-cash stock-based compensation awards, irrespective of the vesting period of those awards. Of the $374,400 earned cash compensation, $14,400 and $360,000 were paid in cash during 2013 and 2014, respectively, and none remains unpaid. All Other Compensation-Earned represents the automobile allowance paid to Mr. Weinreb in 2013.

(3)
Pursuant to Mr. Weinreb’s employment agreement with us, he earned a bonus for 2013 and 2014 equal to 50% of his annual salary. See “Employment Agreement” below. Mr. Weinreb waived his entitlement to receive a bonus for 2013.

(4)
The amounts reported in these columns represent the grant date fair value of the option awards granted during the years ended December 31, 2014 and 2013, calculated in accordance with FASB ASC Topic 718. For a detailed discussion of the assumptions used in estimating fair values, see Note 10 – Stockholders’ Deficiency in the notes that accompany our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, a copy of which accompanies this proxy statement.

 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2014 to the Named Executive Officers:

Option Awards					Stock Awards			
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares of units that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Mark Weinreb	4,000	-	-	$ 10.00	12/14/2020	-	$ -	-	$ -
Mark Weinreb	50,000	-	-	$ 21.00	2/10/2022	-	$ -	-	$ -
Mark Weinreb	20,000	-	-	$ 30.00	12/7/2022	-	$ -	-	$ -
Mark Weinreb	12,500	-	-	$ 12.00	10/4/2023	-	$ -	-	$ -
Mark Weinreb	16,667	33,333 (1)	-	$ 13.00	2/18/2024	-	$ -	-	$ -
Mark Weinreb	-	150,000 (2)	-	$ 6.60	10/23/2024	-	$ -	-	$ -
Francisco Silva	4,000	-	-	$ 10.00	4/4/2021	-	$ -	-	$ -
Francisco Silva	150	-	-	$ 25.00	6/23/2021	-	$ -	-	$ -
Francisco Silva	1,000	-	-	$ 20.00	11/16/2021	-	$ -	-	$ -
Francisco Silva	2,000	-	-	$ 21.00	2/10/2022	-	$ -	-	$ -
Francisco Silva	4,000	500 (3)	3,000 (4)	$ 28.00	5/2/2022	-	$ -	-	$ -
Francisco Silva	4,000	-	-	$ 30.00	12/7/2022	-	$ -	-	$ -
Francisco Silva	5,000	-	-	$ 12.00	10/4/2023	-	$ -	-	$ -
Francisco Silva	4,167	8,333 (5)	-	$ 13.00	2/18/2024	-	$ -	-	$ -
Francisco Silva	2,000	-	-	$ 10.60	3/12/2024	-	$ -	-	$ -
Francisco Silva	-	37,500 (6)	-	$ 6.60	10/23/2024	-	$ -	-	$ -
Mandy Clyde	4,000	-	-	$ 10.00	12/14/2020	-	$ -	-	$ -
Mandy Clyde	300	-	-	$ 20.00	4/20/2021	-	$ -	-	$ -
Mandy Clyde	1,500	-	-	$ 21.00	2/9/2022	-	$ -	-	$ -
Mandy Clyde	2,500	-	-	$ 30.00	12/7/2022	-	$ -	-	$ -
Mandy Clyde	4,000	-	-	$ 12.00	10/4/2023	-	$ -	-	$ -
Mandy Clyde	2,084	4,166 (7)	-	$ 13.00	2/18/2024	-	$ -	-	$ -
Mandy Clyde	-	10,000 (8)	-	$ 6.60	10/23/2024	-	$ -	-	$ -

____________________

(1)	Option is exercisable to the extent of 16,667 shares effective as of February 18, 2015 and of 16,666 shares as of February 18, 2016.

(2)	Option is exercisable to the extent of 50,000 shares effective as of each of October 23, 2015, October 23, 2016 and October 23, 2017.

(3)	Option is exercisable effective as of May 3, 2015.

(4)
Options are exercisable commencing on the date (provided that such date is during Mr. Silva’s employment with us), if any, on which either (i) the FDA approves a biologics license application made by us with respect to any biologic product or (ii) a 510(k) Premarket Notification submission is made by us to the FDA with respect to a certain device.

(5)	Option is exercisable to the extent of 4,167 shares effective as of February 18, 2015 and 4,166 shares as of February 18, 2016.

(6)	Option is exercisable to the extent of 12,500 shares effective as of each of October 23, 2015, October 23, 2016 and October 23, 2017.

(7)	Option is exercisable to the extent of 2,083 shares effective as of each of February 18, 2015 and February 18, 2016.

(8)	Option is exercisable to the extent of 3,334 shares effective as of October 23, 2015 and 3,333 shares effective as of each of October 23, 2016 and October 23, 2017.
Employment Agreements

In March 2015, we entered into an employment agreement with Mark Weinreb, our Chief Executive Officer. Pursuant to the employment agreement, which expires on December 31, 2017, Mr. Weinreb is entitled to receive a salary of $400,000 per annum. Mr. Weinreb is entitled to receive an annual bonus for 2015 equal to 50% of his annual base salary and an annual bonus for the years 2016 and 2017 equal to 50% of his annual base salary in the event certain performance goals, as determined by our Compensation Committee, are satisfied. Pursuant to the employment agreement, in the event that Mr. Weinreb’s employment is terminated by us without “cause”, or Mr. Weinreb terminates his employment for “good reason” (each as defined in the employment agreement), Mr. Weinreb would be entitled to receive severance in an amount equal to one time his then annual base salary and certain benefits, plus $100,000 (in lieu of bonus). In addition, pursuant to the employment agreement, Mr. Weinreb would be entitled to receive such severance in the event that the term of his employment agreement is not extended beyond December 31, 2017 and, within three months of such expiration date, his employment is terminated by us without “cause” or Mr. Weinreb terminates his employment for any reason. Further, in the event that Mr. Weinreb’s employment is terminated by us without “cause”, or Mr. Weinreb terminates his employment for “good reason”, following a “change in control” (as defined in the employment agreement), Mr. Weinreb would be entitled to receive severance in an amount equal to one and one-half times his then annual base salary and certain benefits, plus $300,000 (in lieu of bonus).

Effective April 5, 2011, we entered into an at will employment agreement with Francisco Silva, our Vice President of Research and Development. Pursuant to the employment agreement, as amended in March 2015, Mr. Silva is currently entitled to receive a salary of $250,000 per annum. In addition, pursuant to the employment agreement, as amended, Mr. Silva is entitled to receive an annual bonus of up to 20% of his annual salary based on the satisfaction of certain performance goals. Further, pursuant to the employment agreement, as amended, in the event that Mr. Silva’s employment with us is terminated without cause, Mr. Silva would be entitled to receive a cash severance amount in an amount equal to 50% of his then annual base salary.

Effective December 1, 2010, we entered into an at will employment agreement with Mandy Clyde, our Vice President of Operations. Pursuant to the employment agreement, as amended, Ms. Clyde is currently entitled to receive a salary of $118,000 per annum. Further, pursuant to the employment agreement, in the event that Ms. Clyde’s employment with us is terminated without cause, Ms. Clyde would be entitled to receive a cash severance amount of $50,000.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2014:

						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid in	Stock	Option		Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards (1)		Compensation	Earnings	Compensation		Total
A. Jeffrey Radov	$40,000	$-	$404,800	(2)	$-	$-	$-		$444,800
Joel San Antonio (3)	$20,000	$-	$213,550	(4)	$-	$-	$20,000	(5)	$253,550
Joseph B. Swiader (6)(7)	$20,000	$-	$215,700	(8)	$-	$-	$45,000	(9)	$280,700
Paul Jude Tonna (6)	$20,000	$-	$215,700	(8)	$-	$-	$-		$235,700
___________________
(1)

The amounts reported in this column represent the grant date fair value of the option awards granted during the year ended December 31, 2014, calculated in accordance with FASB ASC Topic 718. For a detailed discussion of the assumptions used in estimating fair values, see Note 10 – Stockholders’ Deficiency in the notes that accompany our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, a copy of which accompanies this proxy statement.

(2)	As of December 31, 2014, Mr. Radov held options for the purchase of 122,500 shares of common stock.

(3)	Mr. San Antonio resigned as a director in June 2014.

(4)
As of December 31, 2014, Mr. San Antonio held options for the purchase of 72,500 shares of common stock. Includes $96,250 incremental fair value of outstanding options held by Mr. San Antonio which were modified pursuant to his resignation agreement.

(5)
Pursuant to an agreement entered into with Mr. San Antonio in June 2014 in connection with his resignation, we agreed to pay Mr. San Antonio $80,000 (including $20,000 and $40,000 for director services rendered during 2014 and 2013, respectively). We also agreed that all outstanding options held by Mr. San Antonio which were not then exercisable would vest and that all outstanding options would remain exercisable until their respective expiration dates notwithstanding his resignation.

(6)	Messrs. Swiader and Tonna were elected directors in June 2014.

(7)	Mr. Swiader resigned as a director in April 2015.

(8)
As of December 31, 2014, each of Messrs. Swiader and Tonna held options for the purchase of 40,000 shares of common stock. Due to Mr. Swiader’s resignation in April 2015, options for the purchase of 35,000 of such shares of common stock have been terminated.

(9)	Represents $15,000 of earned consulting fees paid in stock to, and $30,000 of unpaid cash consulting fees earned by, Wet Earth Partners LLC, an entity owned by Mr. Swiader.

Each of our non-employee directors is entitled to receive, as compensation for his services as a director, $30,000 per annum plus $10,000 per annum for all committee service, in each case payable quarterly (subject to our cash needs).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of October 29, 2015, known by us, through transfer agent records, to be held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 2,971,462 shares of common stock outstanding as of October 29, 2015.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class
Westbury (Bermuda) Ltd. Westbury Trust Victoria Hall 11 Victoria Street Hamilton, HMEX Bermuda	1,191,661(1)	37.1%
Mark Weinreb 40 Marcus Drive, Suite One Melville, New York	254,833(2)	8.1%

A. Jeffrey Radov 8 Walworth Avenue Scarsdale, New York	93,333(3)	3.1%
Francisco Silva 40 Marcus Drive, Suite One Melville, New York	43,483(4)	1.4%
Paul Jude Tonna 69 Chichester Road Huntington, New York	25,784(5)	*
Mandy Clyde 40 Marcus Drive, Suite One Melville, New York	19,800(4)	*
Charles S. Ryan 1302 Ridge Road Laurel Hollow, New York	12,500(6)	*
All directors and executive officers as a group (7 persons)	449,733(7)	13.6%
_____________________

*  Less than 1%

(1)
Based upon Schedule 13G filed with the SEC and other information known to us. Includes 239,182 shares of common stock issuable upon the exercise of currently exercisable warrants. The shares and warrants are owned directly by Westbury (Bermuda) Ltd. which is 100% owned by Westbury Trust.

(2)	Includes 169,833 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(3)	Includes 80,833 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(4)	Represents shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.
(5)
Represents (i) 5,600 shares of common stock held jointly with Mr. Tonna’s wife, (ii) 350 shares of common stock held by Mr. Tonna’s children and (iii) 19,834 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(6)	Includes 2,500 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(7)	Includes 336,283 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Westbury

In March 2013, Stem Cell Cayman, Ltd. (“Cayman”), one of our wholly-owned subsidiaries, borrowed $450,000 from Westbury (Bermuda) Ltd. (“Westbury”), one of our principal stockholders.  The loan amount was combined with the already outstanding $3,550,000 of previous borrowings from Westbury into a new $4,000,000 zero coupon note (the “$4,000,000 Note”), which was scheduled to mature on July 31, 2014. In consideration of the $450,000 loan, the settlement of accrued and unpaid interest of $213,000, and for extending the maturity date of the note to July 31, 2014, we issued to Westbury 30,000 shares of common stock and a five year warrant to purchase 20,000 shares of common stock at an exercise price of $50.00 per share. In August 2014, in consideration of an extension of the maturity date of the $4,000,000 Note to December 31, 2014, we issued to Westbury 27,500 shares of common stock. In December 2014, in consideration of a further extension of the maturity date of the $4,000,000 Note to June 30, 2015, we issued to Westbury 22,500 shares of common stock.

In May 2014, Cayman borrowed an additional $500,000 from Westbury. The promissory note evidencing the loan, as amended (the “$500,000 Note”), provided for the payment of the principal amount, together with interest at the rate of 15% per annum, on June 30, 2015. The $500,000 Note also provided for the mandatory prepayment of the principal amount to the extent of any monies received by us pursuant to the Research and Development Agreement, dated as of March 19, 2014, between Rohto Pharmaceutical Co., Ltd. and us and/or the Research Agreement, dated as of March 24, 2014, between Pfizer Inc. and us. Pursuant to such provision, $89,063 in principal was prepaid. Westbury agreed to waive the early payment of the $500,000 Note with regard to approximately $316,000 additionally received by us pursuant to the agreements with Rohto and Pfizer. Interest on the entire principal amount of the $500,000 Note was payable until such time as the principal amount was paid in full.

In December 2013, pursuant to a warrant repricing program implemented by us with respect to all outstanding and exercisable warrants, Westbury exercised warrants for the purchase of 40,000 shares of our common stock at an exercise price of $6.00 per share. In connection with the warrant exercise, we granted to Westbury a new warrant (the “2013 Warrant”), for the purchase of 40,000 shares of our common stock at an exercise price of $15.00 per share. The 2013 Warrant was initially exercisable until December 31, 2015 and can be redeemed by us under certain circumstances.

In February 2015, we sold 50,000 shares of common stock to Westbury at an aggregate purchase price of $300,000. In consideration of the purchase, we issued to Westbury a five year warrant for the purchase of 12,500 shares of common stock at an exercise price of $15.00 per share.

In May 2015, we entered into an exchange agreement with Westbury pursuant to which Westbury converted the outstanding indebtedness owed to it under the $4,000,000 Note and the $500,000 Note in the aggregate principal amount of $4,410,937, together with accrued interest in the amount of $69,436, into 746,729 shares of our common stock and a five year warrant for the purchase of 186,682 shares of common stock at an exercise price of $15.00 per share. In consideration of the note exchange, we agreed to extend the expiration date of the 2013 Warrant to December 31, 2017.

In October 2015, we borrowed $150,000 from an affiliate of Westbury.  The promissory note evidencing the loan (the “$150,000 Note”) provides for the payment of the principal amount, together with interest at the rate of 10% per annum, on December 9, 2015. The $150,000 Note provides for the mandatory prepayment of the principal amount, together with accrued interest, to the extent that we receive proceeds from a public equity offering or monies in payment of an accounts receivable. The payment of the $150,000 Note is secured by the grant to the lender of a security interest in the patent we received in September 2015 related to our ThermoStem Program.

Others

In February 2011, we entered into a Consulting Agreement with Vintage Holidays L.L.C. (“Vintage”), a company owned by Janet H. Montgomery and Stuart H. Montgomery, and of which Janet H. Montgomery is the manager. On June 27, 2014, in consideration of services rendered by Vintage and the cancellation by Vintage of $65,000 in accrued compensation, we issued to Janet H. Montgomery and Stuart H. Montgomery, who at the time were two of our principal stockholders, 25,000 shares of common stock and issued to Vintage a five year warrant for the purchase of 12,500 shares of common stock at an exercise price of $20.00 per share. The Consulting Agreement with Vintage expired on December 31, 2014.

In October 2014, we entered into a Consulting Agreement with Wet Earth Partners LLC (“Wet Earth”), an entity owned by Joseph B. Swiader, then one of our non-employee directors. The Consulting Agreement with Wet Earth expired on March 31, 2015. Pursuant to the terms of the Consulting Agreement, and in consideration of the services provided thereunder, Wet Earth received a monthly fee equal to (i) $10,000 in cash and (ii) a number of shares of common stock having an aggregate fair market value of $5,000.

PROPOSAL 1:  ELECTION OF DIRECTORS

One Class I director is to be elected at the meeting to serve until the 2018 annual meeting of stockholders and until his successor shall have been elected and have qualified or until his earlier resignation or removal.

Nominee for Class I Director

The Class I nominee is Dr. Charles S. Ryan, age 51. Dr. Ryan is currently a member of our Board of Directors.  Dr. Ryan became a member of our Board in April 2015. Since March 2015, Dr. Ryan has served as Vice President, General Counsel of Cold Spring Harbor Laboratory, or CSH Laboratory, a not-for-profit research and education institution at the forefront of molecular biology and genetics, with research programs focusing on cancer, neuroscience, plant biology, genomics and quantitative biology. From 2003 to 2014, he served as Senior Vice President and Chief Intellectual Property Counsel at Forest Laboratories, Inc., a New York Stock Exchange company that developed and marketed pharmaceutical products in a variety of therapeutic categories including central nervous system, cardiovascular, anti-infective, respiratory, gastrointestinal, and pain management medicine. Dr. Ryan has over 20 years experience in managing all aspects of intellectual property litigation, conducting due diligence investigations and prosecuting patent and trademark applications in the pharmaceutical and biotechnology industries. He also serves as a director of Applied DNA Sciences, Inc., a company that uses biotechnology as a forensic foundation in creating unique security solutions addressing the challenges of modern commerce. Dr. Ryan earned a doctorate in Oral Biology and Pathology from Stony Brook University and a law degree from Western New England University. We believe that Dr. Ryan’s executive-level management and legal experience, including his service as Senior Vice President and Chief Intellectual Property Counsel at Forest Laboratories and Vice President, General Counsel at CSH Laboratory, give him the qualifications and skills to serve as one of our directors.

Directors Not Standing For Election

The members of the Board whose terms do not expire at the annual meeting and who are not standing for election at this year’s annual meeting are set forth below:

Name	Age	Positions Held	Director Since	Class/Term Expiration
Mark Weinreb	62	Chief Executive Officer, Chairman of the Board, President and Director	2010	Class III/2017
A. Jeffrey Radov	63	Director	2011	Class III/2017
Paul Jude Tonna	57	Director	2014	Class II/2016

Mark Weinreb

Mark Weinreb has served as our Chief Executive Officer since October 2010, as our President since February 2012 and as our Chairman of the Board since April 2011. From February 2003 to October 2009, Mr. Weinreb served as President of NeoStem, Inc. (now known as Caladrius Biosciences, Inc.), a public international biopharmaceutical company engaged in, among other things, adult stem cell-related operations. From October 2009 to October 2010, he was subject to a non-competition agreement with NeoStem and was not engaged in business. Mr. Weinreb also served as Chief Executive Officer and Chairman of the Board of Directors of NeoStem from February 2003 to June 2006. In 1976, Mr. Weinreb joined Bio Health Laboratories, Inc., a state-of-the-art medical diagnostic laboratory providing clinical testing services for physicians, hospitals, and other medical laboratories. He became the laboratory administrator in 1978 and then an owner and the laboratory’s Chief Operating Officer in 1982. In such capacity, he oversaw all technical and business facets, including finance and laboratory science technology. Mr. Weinreb left Bio Health Laboratories in 1989 when the business was sold. In 1992, Mr. Weinreb founded Big City Bagels, Inc., a national chain of franchised upscale bagel bakeries and became Chairman and Chief Executive Officer of such entity. Big City Bagels went public in 1995, and in 1999 Mr. Weinreb redirected the company and completed a merger with an Internet service provider. From 2000 to 2002, Mr. Weinreb served as Chief Executive Officer of Jestertek, Inc. (now known as Gesturetek, Inc.), a software development company pioneering gesture recognition and control using advanced interactive proprietary video technology. Mr. Weinreb received a Bachelor of Arts degree from Northwestern University and a Master of Science degree in Medical Biology from C.W. Post, Long Island University. We believe that Mr. Weinreb’s executive-level management experience, his extensive experience in the adult stem cell sector and his service on our Board since October 2010 give him the qualifications and skills to serve as one of our directors.

A. Jeffrey Radov

A. Jeffrey Radov became a member of our Board and Chair of our Audit Committee in April 2011. Mr. Radov is an entrepreneur and businessman with 35 years of experience in media, communications and financial endeavors. Since 2002, he has served as the Managing Partner of Walworth Group, which provides consulting and advisory services to a variety of businesses, including hedge funds, media, entertainment and Internet companies, financial services firms and early stage ventures. Mr. Radov is also an advisor to GeekVentures, LLC, an incubator for technology startups in Israel. From 2008 to 2010, Mr. Radov was a Principal and Chief Operating Officer at Aldebaran Investments, LLC, a registered investment advisor. From 2005 to 2008, Mr. Radov was Chief Operating Officer at EagleRock Capital Management, a group of hedge funds. Prior to joining EagleRock, Mr. Radov was a founding investor in and Board member of Edusoft, Inc., an educational software company. From 2001 to 2002, Mr. Radov was a Founder-in-Residence at SAS Investors, an early-stage venture fund. From 1999 to 2001, Mr. Radov was CEO and co-founder of VocaLoca, Inc., an innovator in consumer-generated audio content on the Internet. Mr. Radov was a founding executive of About.Com, Inc., an online information source, and was its EVP of Business Development and Chief Financial Officer from its inception. In 1996, prior to founding About.Com, Mr. Radov was a Director at Prodigy Systems Company, a joint venture of IBM and Sears. Mr. Radov was also a principal in the management of a series of public limited partnerships that invested in the production and distribution of more than 130 major motion pictures. From 1982 to 1984, Mr. Radov was the Director of Finance at Rainbow Programming Enterprises, a joint venture among Cablevision Systems Corporation, Cox Broadcasting and Daniels & Associates. From 1977 to 1981, Mr. Radov was Director of Marketing at Winklevoss & Associates. Mr. Radov earned a Masters of Business Administration from The Wharton School of the University of Pennsylvania and holds a Bachelor of Arts degree from Cornell University. We believe that Mr. Radov’s executive-level management experience and his extensive experience in the finance industry give him the qualifications and skills to serve as one of our directors.

Paul Jude Tonna

Paul Jude Tonna became a member of our Board and Chair of our Compensation Committee in June 2014. Mr. Tonna is a highly regarded community leader and an accomplished businessman with an extensive history of public service. From 1994 to 2005 he served as a Suffolk County, New York Legislator, and from 2000 through 2002 was its Presiding Officer. He currently serves as Executive Director and a member of the Board of Advisors for The Energeia Partnership at Molloy College, a leadership academy based in Rockville Centre, New York, dedicated to identifying and addressing the serious, complex and multi-dimensional issues challenging the Long Island region. Mr. Tonna is a former Adjunct Professor in Theology & Religious Studies at St. John’s University. He served as Chairman of the Suffolk County Industrial Development Agency, and currently serves as Trustee of the Long Island State Parks & Recreation Commission and as Public Trustee of the Stationary Engineers Industry Stabilization Fund. Mr. Tonna is a board member of The Advanced Energy Research & Technology Center at Stony Brook University, The Long Island Index Advisory Board and Erase Racism’s College of Advisors. He also serves as the Executive Director of the Suffolk County Village Officials Association and the United States Green Building Council-Long Island Chapter. Mr. Tonna is a founding director of Empire National Bank and Chairman and Commissioner of the South Huntington Water District. Mr. Tonna holds an undergraduate degree in Philosophy from New York University and a Master’s degree in Theology from Immaculate Conception Seminary, and he conducted doctoral studies in Systemic Theology at Fordham University. We believe that Mr. Tonna’s executive-level management experience and his extensive experience in the Long Island community give him the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

The Class I director will hold office until the 2018 annual meeting of stockholders and until his successor shall have been elected and have qualified or until his earlier resignation or removal. The Class II director will hold office until the 2016 annual meeting of stockholders and until his successor shall have been elected and have qualified or until his earlier resignation or removal.  Each Class III director will hold office until the 2017 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the services provided by our independent registered public accounting firm.  The responsibilities and duties of the Audit Committee include the following:

•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the SEC, our stockholders or to the general public, and our internal financial and accounting controls,

•	oversee the appointment, compensation and retention of, and the work performed by, any independent registered public accounting firm engaged by us,

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations,

•	recommend, establish and monitor procedures designed to facilitate:

•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters; and

•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Radov, Ryan and Tonna. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is available on our website, www.biorestorative.com.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members and selecting director nominees to be presented for Board and/or stockholder approval. The members of the Nominating Committee currently are Messrs. Tonna, Radov and Ryan. Our Board has adopted a written charter for the Nominating Committee. A copy of the charter is available on our website, www.biorestorative.com. While the Nominating Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating Committee considers diversity of background, experience and qualifications in evaluating prospective Board members. The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below. At this time, the Nominating Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees, including the determination of the compensation for our Chief Executive Officer, the making of recommendations with respect to the compensation of our other executive officers, the approval of one or more stock option plans and other compensation plans covering our employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans.  The members of the Compensation Committee currently are Messrs. Tonna and Radov. Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is available on our website, www.biorestorative.com.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers. The Compensation Committee has the authority to consult with management to assist it in its efforts.

Pursuant to its charter, the Compensation Committee also has the sole authority to retain and terminate outside compensation consultants, as well as to approve the consultant’s fees and any other terms of the engagement.  In October 2014, the Compensation Committee engaged Radford, an Aon Consulting Company (“Radford”), as its compensation consultant.  Radford advised the Compensation Committee regarding (i) trends in executive compensation; (ii) specific compensation recommendations for executive officers and directors of the Company; (iii) applicable legislative and regulatory developments; and (iv) other matters as requested by the Compensation Committee from time to time.  The Compensation Committee regularly considers Radford’s independence and whether its work raised conflicts of interest under the  SEC rules.  Based on information received from Radford and other relevant considerations, the Compensation Committee concluded that Radford is independent and that its work for the Compensation Committee did not raise any conflicts of interest.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since October 2010, Mark Weinreb has served as our Chief Executive Officer. Since April 2011, he has also served as our Chairman of the Board. We do not currently have a lead independent director. At this time, our Board believes that Mr. Weinreb’s combined role as Chief Executive Officer and Chairman of the Board enables us to benefit from Mr. Weinreb’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost. Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of the Company as of December 31, 2014 and 2013, for the years then ended, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with management. The Audit Committee also discussed with Marcum LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence and the Audit Committee discussed Marcum’s independence with Marcum.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Members of the Audit Committee

A. Jeffrey Radov
Paul Jude Tonna

Meetings

Our Board of Directors held 18 meetings during the fiscal year ended December 31, 2014.

The Audit Committee of the Board of Directors held five meetings during the fiscal year ended December 31, 2014.

The Nominating Committee of the Board of Directors did not meet during the fiscal year ended December 31, 2014.

The Compensation Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2014.

Each of the then incumbent directors attended all of the meetings of the Board held during the fiscal year ended December 31, 2014.

Each of the then incumbent members of each committee attended all of the meetings of the Audit Committee and the Compensation Committee held during the fiscal year ended December 31, 2014.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders. However, all directors are encouraged to attend.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, BioRestorative Therapies, Inc., 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Radov is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.  Mr. Radov is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common stock and changes in such ownership be filed with the SEC by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees. We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2014. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2014, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Janet H. Montgomery and Stuart H. Montgomery, then a 10% stockholder, filed their Form 3 late, and Mr. Tonna filed one Form 4 late in which he reported one transaction (the purchase of common stock and warrants from us).

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Mark Weinreb (Chairman), A. Jeffrey Radov, Charles S. Ryan and Paul Jude Tonna.  Each of Messrs. Radov, Ryan and Tonna is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Radov (Chairman), Ryan and Tonna, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.

Nominating Committee

The members of our Board’s Nominating Committee currently are Messrs. Tonna (Chairman), Radov and Ryan, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Tonna (Chairman) and Radov, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.

Code of Ethics for Senior Financial Officers

Our Board of Directors has adopted a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on our website, www.biorestorative.com. We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, our Code of Ethics by posting such information on our website, www.biorestorative.com.

Recommendation

The Board of Directors recommends a vote FOR the Class I nominee, Dr. Charles S. Ryan.

PROPOSAL 2:  AMENDMENTS TO THE COMPANY’S 2010 EQUITY PARTICIPATION PLAN

Our Board of Directors has approved amendments to our 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued thereunder from 1,000,000 to 2,250,000.  The amendment to the Plan is being submitted to the stockholders for approval.

The Plan was originally adopted by our Board on November 17, 2010.  Pursuant to the Plan, up to 100,000 shares of common stock were initially authorized to be issued.  Stockholder approval of the Plan was obtained effective as of December 15, 2010.  On March 28, 2011, our Board increased the number of shares authorized to be issued under the Plan from 100,000 to 200,000.  Stockholder approval of the increase was obtained on April 4, 2011.  On July 17, 2012, our Board increased the number of shares authorized to be issued under the Plan from 200,000 to 300,000.  Stockholder approval of the increase was obtained on December 7, 2012.  On February 18, 2014, our Board increased the number of shares authorized to be issued under the Plan from 300,000 to 600,000.  On October 23, 2014, the Compensation Committee of our Board increased the number of shares authorized to be issued under the Plan from 600,000 to 1,000,000.  Stockholder approval of the increases was obtained on December 19, 2014.  On September 4, 2015, the Compensation Committee of our Board increased the number of shares authorized to be issued under the Plan from 1,000,000 to 2,000,000, subject to stockholder approval, and made option grants for the purchase of an aggregate of 505,250 shares of our common stock at an exercise price of $7.00 per share, including the following grants to our officers and directors: (i) Mark Weinreb, our President and Chief Executive Officer, an option to purchase 208,000 common shares, (ii) A. Jeffrey Radov, one of our directors, an option to purchase 115,500 common shares, (iii) Paul Jude Tonna, one of our directors, an option to purchase 60,000 common shares, (iv) Dr. Charles S. Ryan, one of our directors, an option to purchase 20,000 common shares, (v) Francisco Silva, our Vice President of Research and Development, an option to purchase 25,000 common shares, (vi) Edward L. Field, the President of our Disc/Spine Division, an option to purchase 25,000 common shares, and (vii) Mandy Clyde, our Vice President of Operations, an option to purchase 25,500 common shares. On November 6, 2015, the Compensation Committee of our Board further increased the number of shares authorized to be issued under the Plan to 2,250,000 (the “Plan Authorized Share Increase”), subject to stockholder approval.   The exercisability of the foregoing options is subject to stockholder approval of the Plan Authorized Share Increase. Each of the options has a term of ten years.

As of October 29, 2015, options for the purchase of 1,315,450 shares of common stock (net of cancellations) had been granted pursuant to the Plan (including options for the purchase of 505,250 shares of common stock subject to stockholder approval of the Plan Authorized Share Increase, as discussed above).  In addition, as of such date, 45,000 shares of restricted stock had been granted pursuant to the Plan.  See “Plan Benefits” below for additional details.

The Plan plays an important role in our efforts to attract and retain employees and consultants of outstanding ability and to align the interests of employees with those of the stockholders through increased stock ownership.  In order to continue to provide appropriate equity incentives to employees in the future, our Board has approved an increase in the number of authorized shares under the Plan.  As discussed below, the Plan is also designed to provide incentives to non-employee directors of, and consultants and advisors to, us and our subsidiaries.

The following statements include summaries of certain provisions of the Plan.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is available at our offices.

Purpose

The purpose of the Plan is to advance our interests by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us or one of our parents or subsidiaries, by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests in our company, and by providing the participating employees, non-employee directors, consultants and advisors with an additional incentive to promote our success.

Administration

The Plan provides for its administration by the Board of Directors or by a Committee (the “Committee”) consisting of at least two persons chosen by the Board each of whom is intended to be an “outside independent director” to the extent required by the rules and regulations of any established stock market exchange or national market system, including, without limitation, The Nasdaq Stock Market, and an “outside director” to the extent required by Section 162(m) of the Internal Revenue Code of 1986 (we refer to this as the “Code”).

The Committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom awards will be granted under the Plan, and to determine the times at which awards will be granted and the terms of such grants.  The Committee is authorized to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any award granted under the Plan shall be final and conclusive. The receipt of awards under the Plan by directors or any members of the Committee shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

Eligibility

Subject to certain limitations as set forth in the Plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees of our company or our subsidiaries or, in the case of nonstatutory stock options, are employees or non-employee directors of, or certain consultants or advisors to, our company or our subsidiaries.  Subject to certain limitations as set forth in the Plan, restricted stock, stock appreciation rights, and stock bonus awards may be granted thereunder to persons or entities who are employees or non-employee directors of, or certain consultants or advisors to, us or our subsidiaries.

  As of October 29, 2015, ten employees, three non-employee directors, five members of our Scientific Advisory Board and persons providing certain consulting services to us were eligible to receive awards under the Plan.

Options

Nature of Options

The Committee may grant options under the Plan which are intended to either qualify as “incentive stock options” within the meaning of Section 422 of the Code or not so qualify.  We refer to options that do not so qualify as “nonstatutory stock options.” The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under “Federal Income Tax Consequences.”

Option Price

The option price of the shares subject to an incentive stock option or a nonstatutory stock option may not be less than the fair market value (as such term is defined in the Plan) of the common stock on the date upon which such option is granted.  In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common stock on the date upon which such option is granted.

On November 11, 2015, the last reported sale price for our common stock on the OTCQB market was $4.46 per share.

Exercise of Options

An option granted under the Plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder's delivery of (i) a check in such amount, (ii) previously acquired common stock, the fair market value of which shall be determined as of the date of exercise, or (iii) if provided for in a stock option agreement pursuant to which the option is granted, and subject to applicable law, a check in an amount equal to the par value of the common stock being acquired and a promissory note in an amount equal to the balance of the exercise price, or a combination of (i), (ii) and (iii).  Alternatively, if provided for in the award agreement, the holder may elect to have us reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the option being exercised.

Duration of Options

No incentive stock option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

Nonstatutory stock options granted under the Plan shall be exercisable for a period of up to ten years from the date of their grant.

Reload Options

The Committee may grant options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of common stock or by having us reduce the number of shares otherwise issuable to a grantee.  A reload stock option will cover the number of shares tendered in payment of the exercise price and will have a per share exercise price not less than the fair market value of the common stock on the date of grant of the reload stock option and, with respect to 10% stockholders, 110% of the fair market value of a share of common stock on the date of grant of the reload option. The term of the reload option shall be equal to the remaining option term of the option which gave rise to the reload option.

Non-Transferability

Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder’s lifetime, only by the grantee; provided, however, that a nonstatutory stock option granted under the Plan may, upon the approval of the Committee be transferred in whole or in part during a grantee’s lifetime to certain family members of a grantee through a gift or domestic relations offer.

Death, Disability or Termination of Employment

Subject to the terms of the agreement pursuant to which the options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall terminate other than by reason of death or disability, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option.

Subject to the terms of the agreement pursuant to which the options are granted, if an option holder under the Plan (i) dies while employed by us or any of our subsidiaries or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, or (ii) dies within three months after the termination of his employment or services for any reason, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death.

Subject to the terms of the stock option agreement pursuant to which the options are granted, if the holder of an option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.  Notwithstanding the foregoing, in the event we are a party to an employment, consulting or advisory agreement with a holder of an option and such agreement provides for termination of employment or engagement based upon a disability or other incapacity, then, for such holder, a termination of employment or engagement for disability or other incapacity pursuant to the provisions thereof shall be considered to be a termination based upon permanent and total disability.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (we call this an “SAR”) to such persons eligible under the Plan as selected from time to time.  SARs shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.   An SAR entitles the grantee to exercise the SAR, in whole or in part, in exchange for payment of shares of our common stock, cash or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares of our common stock underlying the SAR, determined on the date of exercise, over the fair market value of our common stock underlying the SAR on the date of grant.

No SAR granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant.

Restricted Stock Grants

The Committee may grant restricted stock under the Plan to any individual or entity eligible to receive restricted stock. A restricted stock award is an award of shares of our common stock that is subject to certain conditions on vesting and to certain restrictions on transferability.

Shares granted pursuant to a grant of restricted stock shall vest as determined by the Committee.  Except as otherwise provided in the award agreement, a grantee shall forfeit all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us or one of our parents or subsidiaries.

In determining the vesting requirements with respect to a grant of restricted stock, the Committee may impose such restrictions on any shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance goals and federal or state securities laws.  During the period that the restricted stock is unvested, the grantee will be the record owner of the restricted stock and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so restricted.  However, if any dividends or distributions are paid in shares of our stock, cash and/or other property during an applicable period of restriction, the shares, cash and/or other property deliverable shall be held by us or a third party custodian or trustee and will be subject to the same restrictions as the restricted stock with respect to which they were issued.

No shares granted pursuant to a grant of restricted stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and only to the extent that, such shares are vested.

Stock Bonus Grants

The Committee may grant stock bonus awards to such persons eligible under the Plan as the Committee may select from time to time.  Stock bonus awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.  Shares granted pursuant to a stock bonus shall vest as determined by the Committee.  Except as otherwise provided in the award agreement, a grantee shall forfeit the right to receive all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us or one of our parents or subsidiaries.

Amendment and Termination

The Plan (but not the options previously granted thereunder) shall terminate on November 17, 2020, ten years from the date that it was adopted by our Board.  Subject to certain limitations, the Plan may be amended or modified from time to time or terminated at an earlier date by our Board or by the stockholders.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options granted under the Plan.  These rules are highly technical and subject to change.  The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States.  The discussion does not address state, local or foreign income tax consequences.

Nonstatutory Stock Options

Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a readily ascertainable fair market value when it is granted. This rule will apply to our grant of nonstatutory stock options.  Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him nor a deduction to us.  Instead, the optionee will recognize compensation income at the time he exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price.  Subject to the applicable provisions of the Code and the Treasury Department Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee’s income.

For purposes of determining the optionee’s gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a nonstatutory stock option, the optionee's basis in such shares will be the sum of his option price plus the amount of compensation income recognized by him on exercise.  Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less.  No part of any such gain will be an item of tax preference for purposes of the alternative minimum tax.

Incentive Stock Options

Options granted under the Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the incentive stock option.  For purposes of determining such gain or loss, the optionee’s basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to him upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

Generally, we will not be allowed a deduction with respect to an incentive stock option.  However, if an optionee fails to meet the foregoing holding period requirements (a so-called  disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee’s alternative minimum taxable income.  In addition, for purposes of such tax, the basis of such shares will include such excess.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options.  In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options.  In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.  Reference is made to “Plan Benefits” below for a discussion of option grants made at the time the Compensation Committee of our Board voted to increase the number of shares authorized to be issued pursuant to the Plan from 1,000,000 to 2,000,000 shares.  The option grants are subject to stockholder approval of the amendment to the Plan.

Plan Benefits

The following table sets forth certain information regarding options granted under the Plan (net of forfeitures), as of October 29, 2015, to (i) each person listed in the Summary Compensation Table under Executive Compensation, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director, (v) each associate of any such directors, executive officers or nominees, (vi) each other person who received 5% of the options granted and (vii) all employees, including current officers who are not executive officers, as a group:

Name and Position	Common Stock Underlying Options Granted		Weighted Average Exercise Price Per Share
Mark Weinreb Chief Executive Officer, President and Chairman of the Board	494,500	(1)	$9.98

Francisco Silva Vice President of Research and Development	100,650	(2)	$10.95
Mandy Clyde Vice President of Operations	54,050	(3)	$9.74
A. Jeffrey Radov Director	238,000	(4)	$10.06
Paul Jude Tonna Director	100,000	(5)	$6.71
Charles S. Ryan Director	35,000	(6)	$7.43
Joel San Antonio Former Director	72,500	(7)	$17.40
All current executive officers as a group	699,200	(8)	$9.97
All current directors who are not executive officers as a group	373,000	(9)	$8.91
All employees, including all current officers who are not executive officers, as a group	730,700	(10)	$9.89

____________________

(1)
Includes 208,000 shares of common stock issuable upon the exercise of options granted on September 4, 2015. The exercisability of such options is subject to stockholder approval of the Plan Authorized Share Increase. Subject to the foregoing, such options are exercisable for a period of ten years at an exercise price of $7.00 per share to the extent of 104,000 shares on the grant date, 34,667 shares on the first anniversary of the grant date, 34,667 shares on the second anniversary of the grant date and 34,666 shares on the third anniversary of the grant date.

(2)
Includes 25,000 shares of common stock issuable upon the exercise of options granted on September 4, 2015. The exercisability of such options is subject to stockholder approval of the Plan Authorized Share Increase. Subject to the foregoing, such options are exercisable for a period of ten years at an exercise price of $7.00 per share to the extent of 8,334 shares on the first anniversary of the grant date, 8,333 shares on the second anniversary of the grant date and 8,333 shares on the third anniversary of the grant date.

(3)
Includes 25,500 shares of common stock issuable upon the exercise of options granted on September 4, 2015. The exercisability of such options is subject to stockholder approval of the Plan Authorized Share Increase. Subject to the foregoing, such options are exercisable for a period of ten years at an exercise price of $7.00 per share to the extent of 8,500 shares on the first anniversary of the grant date, 8,500 shares on the second anniversary of the grant date and 8,500 shares on the third anniversary of the grant date.

(4)
Includes 115,500 shares of common stock issuable upon the exercise of options granted on September 4, 2015. The exercisability of such options is subject to stockholder approval of the Plan Authorized Share Increase. Subject to the foregoing, such options are exercisable for a period of ten years at an exercise price of $7.00 per share to the extent of 57,750 shares on the grant date, 19,250 shares on the first anniversary of the grant date, 19,250 shares on the second anniversary of the grant date and 19,250 shares on the third anniversary of the grant date.

(5)
Includes 60,000 shares of common stock issuable upon the exercise of options granted on September 4, 2015. The exercisability of such options is subject to stockholder approval of the Plan Authorized Share Increase. Subject to the foregoing, such options are exercisable for a period of ten years at an exercise price of $7.00 per share to the extent of 30,000 shares on the grant date, 10,000 shares on the first anniversary of the grant date, 10,000 shares on the second anniversary of the grant date and 10,000 shares on the third anniversary of the grant date.

(6)
Includes 20,000 shares of common stock issuable upon the exercise of options granted on September 4, 2015. The exercisability of such options is subject to stockholder approval of the Plan Authorized Share Increase. Subject to the foregoing, such options are exercisable for a period of ten years at an exercise price of $7.00 per share to the extent of 10,000 shares on the grant date, 3,334 shares on the first anniversary of the grant date, 3,333 shares on the second anniversary of the grant date and 3,333 shares on the third anniversary of the grant date.

(7)
The options are exercisable for a period of ten years to the extent of 8,334 shares on the grant date, 8,333 shares on the first anniversary of the grant date and 8,333 shares on the second anniversary of the grant date at an exercise price of $13.00 per share.

(8)
Includes 283,500 shares of common stock issuable upon the exercise of options granted on September 4, 2015. The exercisability of such options is subject to stockholder approval of the Plan Authorized Share Increase. Subject to the foregoing, such options are exercisable for a period of ten years at an exercise price of $7.00 per share to the extent of 104,000 shares on the grant date, 59,835 shares on the first anniversary of the grant date, 59,833 shares on the second anniversary of the grant date and 59,832 shares on the third anniversary of the grant date.

(9)
Includes 195,500 shares of common stock issuable upon the exercise of options granted on September 4, 2015. The exercisability of such options is subject to stockholder approval of the Plan Authorized Share Increase. Subject to the foregoing, such options are exercisable for a period of ten years at an exercise price of $7.00 per share to the extent of 97,750 shares on the grant date, 32,584 shares on the first anniversary of the grant date, 32,583 shares on the second anniversary of the grant date and 32,583 shares on the third anniversary of the grant date.

(10)
Includes 289,750 shares of common stock issuable upon the exercise of options granted on September 4, 2015. The exercisability of such options is subject to stockholder approval of the Plan Authorized Share Increase. Subject to the foregoing, such options are exercisable for a period of ten years at an exercise price of $7.00 per share to the extent of 104,000 shares on the grant date, 61,919 shares on the first anniversary of the grant date, 61,917 shares on the second anniversary of the grant date and 61,914 shares on the third anniversary of the grant date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2014 with respect to compensation plans (including individual compensation arrangements) under which our shares of common stock are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and

•	All compensation plans not previously approved by security holders.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options	outstanding options	(excluding securities
	(a)	(b)	reflected in column (a))

Equity compensation plans approved by security holders	779,200	$12.20	175,800

Total	779,200	$12.20	175,800

Vote Required

The approval of the amendment to the Plan requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR approval of the amendment to the Plan to increase the number of shares authorized to be issued from 1,000,000to 2,250,000.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Marcum LLP as our independent registered public accounting firm to examine our financial statements for the fiscal year ending December 31, 2015.

Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee of our Board may reconsider whether or not to retain Marcum LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Marcum LLP has served as our independent registered public accountants for the fiscal years ended December 31, 2014 and 2013.

The following is a summary of the fees billed or expected to be billed to us by Marcum LLP for professional services rendered with respect to the fiscal years ended December 31, 2014 and 2013:

Fee Category	Fiscal 2014 Fees	Fiscal 2013 Fees
Audit Fees(1)	$115,597	$96,771
Audit-Related Fees(2)	-	-
Tax Fees(3)	9,000	7,500
All Other Fees(4)	-	-
	$124,597	$104,271
 ________________

(1)	Audit Fees consist of fees billed and expected to be billed for services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2014 and 2013.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.

(4)	All Other Fees consist of fees billed for services provided by our independent registered public accountants, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants, and approves in advance any services to be performed by the independent registered public accountants, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accountants. The fees shown above were pre-approved either by our Board or our Audit Committee.

Vote Required

The ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

PROPOSAL 4:  ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES

Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.  If this proposal is approved, the meeting could be successively adjourned to any date. In accordance with the our bylaws, a vote on adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals may be taken in the absence of a quorum. We do not intend to call a vote on adjournments of the meeting to solicit additional proxies if the adoption of each of the foregoing proposals is approved at the meeting.  If the meeting is adjourned to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Vote Required

The approval of authority to adjourn the meeting requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends that stockholders vote FOR adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Exchange Act, must be received at our offices in Melville, New York by July 15, 2016 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our bylaws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our bylaws, timely notice must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest (financial or other) of such stockholder in such business; and

•
with respect to the stockholder proposing such business or the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of our shares of capital stock required under applicable law to carry the proposal.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director at an annual meeting of stockholders, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder sending the notice of nomination must describe various matters, including the following:

•
as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act;

•
with respect to the stockholder proposing such nomination or the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of the shares of our capital stock reasonably believed to be sufficient to elect the nominee or nominees proposed to be nominated; and

•	the written consent by the nominee, agreeing to serve as a director if elected.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 40 Marcus Drive, Suite One, Melville, New York 11747. The foregoing is only a summary of the provisions of our bylaws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our bylaws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2, 3 and 4 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (excluding exhibits). We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

Mark Weinreb
Chief Executive Officer

Melville, New York
November 12, 2015

BIORESTORATIVE THERAPIES, INC.
40 MARCUS DRIVE
MELVILLE, NEW YORK 11747

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M97264-Z66694 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BIORESTORATIVE THERAPIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Director

Nominee:	**For**	**Withhold**
1a. Charles S. Ryan	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Form 10-K for the year ended December 31, 2014 are available at www.proxyvote.com.

M97265-Z66694

BIORESTORATIVE THERAPIES, INC.
Annual Meeting of Stockholders
December 22, 2015
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark Weinreb as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the shares of common stock of BioRestorative Therapies, Inc. held of record by the undersigned at the close of business on October 29, 2015 at the Annual Meeting of Stockholders to be held on December 22, 2015 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON DECEMBER 21, 2015.

(Continued and to be signed on the reverse side)